UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 17, 2011

Date of Report (Date of earliest event reported)

 Commission File Number: 333-153534

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

 California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

2029 S. Westgate Avenue , Los Angeles, California 90025

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 17, 2011, the Board of Directors of Platinum Studios, Inc. (the “Company”) appointed Gerald Kline and Adam Post to vacant seats on the Company’s Board of Directors.

Gerald Kline, 49, is an attorney licensed to practice in California, specializing in criminal law, with extensive experience in strategic business development, private equity venture capital, mergers & acquisitions and the sales, marketing and merchandising of entertainment intellectual properties.  Mr. Kline has been in private practice from 2008 to the present.  Mr. Kline was a consultant to various companies from 2005 to 2008, including Platinum Studios.  Prior to establishing a criminal law practice, Mr. Kline was a Managing Director at investing/consulting firm Moore, Clayton & Co. from 2001 to 2003, and prior to that, he was director of licensing at a number of entertainment firms including Viacom Consumer products, starting in 1991 through 2001.

Adam Post, 41, is President and founder of LeadGrowth, a marketing company that outsources business-to-business products, and AVANT Media Group, which is a consumer-brand oriented intellectual property business focused on developing new properties for broad segments and segments with passionate consumer following. Mr. Post has been in charge of LeadGrowth since 2005.  Brands that AVANT owns include Personality Comics.  Personality Comics has featured biographical stories on Babe Ruth, The Beatles, Martin Luther King, Jr., Sean Connery, Marilyn Monroe, William Shatner and over one hundred others. Post previously sold to Platinum, in 2001, rights to the Triumphant Comics universe. AVANT also owns several hundred comic book characters.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2011

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg

Scott Mitchell Rosenberg

Chief Executive Officer